CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated January 17, 2023, relating to the financial statements of Yo-Health, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 9, 2023